Exhibit 99.1

Verisk Reports Fourth-Quarter 2021 Financial Results

•	Consolidated revenues were $766.0 million, up 7.4%, and up 5.2% on an organic constant currency (OCC) basis for the fourth quarter of 2021.

•

Net income attributable to Verisk was $141.9 million, down 19.5% for the fourth quarter of 2021. The decrease was primarily related to a non-cash impairment charge of $134.0 million associated with our Financial Services reporting unit, partially offset by the release of a previously established litigation reserve upon final settlement in the fourth-quarter of 2021. Adjusted EBITDA, a non-GAAP measure, was $375.0 million, up 9.0%, and up 7.6% on an OCC basis.

•

Diluted GAAP earnings per share (diluted EPS) attributable to Verisk were $0.87 for the fourth quarter of 2021, down 18.7%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.47, up 15.7%.

•

Net cash provided by operating activities was $188.6 million, down 24.2%, for the fourth quarter of 2021. Free cash flow, a non-GAAP measure, was $103.3 million, down 41.5%. Both cash flow measures were impacted by a non-operating payment related to the settlement of previous litigation.

•	We paid a cash dividend of 29 cents per share on December 31, 2021. Our Board of Directors has approved an increase in our cash dividend to 31 cents per share payable on March 31, 2022.

•	We repurchased $75.0 million of our shares during the fourth quarter of 2021. Our Board of Directors has approved an additional $1.0 billion share repurchase authorization.

JERSEY CITY, N.J., February 22, 2022 — Verisk (Nasdaq:VRSK), a leading global data analytics provider, today announced results for the fourth quarter and fiscal year ended December 31, 2021.

Scott Stephenson, chairman, president, and CEO, said, “Verisk is at an exciting juncture in our Company’s history, as our investments in innovation, technological transformation, and international expansion are delivering results. Importantly, we have several value-enhancing operational and governance initiatives underway that will support this momentum, including, among other things, the divestitures of Verisk Financial Services and 3E, as part of our ongoing comprehensive portfolio review. It has been my honor to lead Verisk and help position the company for sustainable growth and success, and I have the utmost confidence in our team’s ability to continue this progress after my retirement.”

Lee Shavel, CFO and group president, said, “Verisk’s demonstrated margin expansion and strong leverage reflects our continued efforts to drive durable, long-term growth and returns for shareholders. We are pleased to be instituting a significant share repurchase program later this year, which is the result of our refocused capital allocation priorities, ongoing cost-reduction initiatives and the expected proceeds from pending divestitures. As I prepare to step into the role of CEO, I look forward to advancing the transformational work of our incredible team to enhance shareholder value and help our customers make better decisions about risk, investments, and operations.”

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Revenues	$766.0	$713.3	7.4%	$2,998.6	$2,784.6	7.7%
Net income attributable to Verisk	141.9	176.2	(19.5)	666.2	712.7	(6.5)
Adjusted EBITDA	375.0	344.0	9.0	1,470.1	1,376.5	6.8
Diluted EPS attributable to Verisk	0.87	1.07	(18.7)	4.08	4.31	(5.3)
Diluted adjusted EPS	1.47	1.27	15.7	5.31	5.04	5.4
Net cash provided by operating activities	188.6	248.9	(24.2)	1,155.7	1,068.2	8.2
Free cash flow	103.3	176.5	(41.5)	887.3	821.4	8.0

Revenues

Consolidated revenues increased 7.4%, and 5.2% on an OCC basis, for fourth-quarter 2021. In late March 2020, we analyzed our solutions and services to assess the impact of COVID-19 on our revenue streams. We did not identify any material impact stemming from COVID-19 on approximately 85% of our revenues as much of these revenues are subscription-based and subject to long-term contracts. These revenues increased 6.2% on an OCC basis in the fourth quarter of 2021. Of the remaining 15%, we have identified specific solutions and services, largely transactional in nature, that have been impacted by COVID-19. These revenues decreased 1.1% on an OCC basis in fourth-quarter 2021 as compared to the prior-year period.

Revenues and Revenue Growth by Segment

(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	December 31,		December 31, 2021
	2021	2020	Reported	OCC
Underwriting & rating	$399.1	$360.1	10.8%	7.2%
Claims	164.3	156.8	4.8	4.4
Insurance	563.4	516.9	9.0	6.4
Energy and Specialized Markets	164.5	158.3	3.9	2.8
Financial Services	38.1	38.1	0.1	0.1
Revenues	$766.0	$713.3	7.4	5.2

			Revenue Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2021
	2021	2020	Reported	OCC
Underwriting & rating	$1,555.1	$1,413.0	10.1%	6.8%
Claims	651.8	595.7	9.4	7.2
Insurance	2,206.9	2,008.7	9.9	6.9
Energy and Specialized Markets	648.9	619.2	4.8	2.4
Financial Services	142.8	156.7	(8.9)	(8.7)
Revenues	$2,998.6	$2,784.6	7.7	5.0

Insurance segment revenues grew 9.0% in the fourth quarter of 2021 and 6.4% on an OCC basis.

•

Underwriting & rating revenues increased 10.8% in the quarter and 7.2% on an OCC basis, resulting primarily from annual increases in price derived from continued enhancements to the content of the solutions within our industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, catastrophe modeling services and our international software solutions contributed to the growth.

•	Claims revenue grew 4.8% in the quarter and 4.4% on an OCC basis. Growth was primarily driven by our repair cost estimating solutions revenue and our claims analytics revenue.

Energy and Specialized Markets segment revenue increased 3.9% in the quarter and 2.8% on an OCC basis. Growth was primarily driven by our core research solutions and environmental health and safety service revenues.

Financial Services segment revenue increased 0.1% in the quarter and 0.1% on an OCC basis, primarily due to growth in our spend informed analytics revenues. This growth was partially offset by projects that did not reoccur and lower bankruptcy volumes.

Net Income and Adjusted EBITDA

During fourth-quarter 2021, net income attributable to Verisk decreased 19.5%. The decrease was primarily related to a non-cash impairment charge of $134.0 million associated with our Financial Services reporting unit, partially offset by the release of a previously established litigation reserve upon final settlement in the fourth-quarter of 2021. Adjusted EBITDA increased 9.0%, and 7.6% on an OCC basis reflecting core operating leverage on solid revenue growth and cost efficiencies, driving margin expansion.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure.

	Three months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2021	2020	2021	2020	2021	2020	2021 Reported	2021 OCC	2021	2020
Insurance	$354.5	$282.7	62.9%	54.7%	$304.5	$282.2	7.9%	6.3%	54.1%	54.6%
Energy and Specialized Markets	59.5	51.7	36.2	32.6	59.5	51.7	15.1	15.3	36.2	32.6
Financial Services	(123.0)	10.1	(322.5)	26.6	11.0	10.1	9.0	4.6	28.9	26.6
Consolidated	$291.0	$344.5	38.0	48.3	$375.0	$344.0	9.0	7.6	49.0	48.2

	Twelve months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2021	2020	2021	2020	2021	2020	2021 Reported	2021 OCC	2021	2020
Insurance	$1,265.7	$1,131.0	57.4%	56.3%	$1,215.8	$1,117.2	8.8%	6.5%	55.1%	55.6%
Energy and Specialized Markets	231.3	215.1	35.6	34.7	231.3	215.1	7.6	6.4	35.6	34.7
Financial Services	(111.0)	47.7	(77.7)	30.4	23.0	44.2	(48.0)	(47.6)	16.1	28.2
Consolidated	$1,386.0	$1,393.8	46.2	50.1	$1,470.1	$1,376.5	6.8	4.7	49.0	49.4

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk decreased 18.7% to $0.87 for the fourth quarter of 2021 primarily due to an impairment of long-lived assets associated with our Financial Services segment, partially offset by the release of a litigation reserve related to our remote imagery business.

Diluted adjusted EPS grew 15.7% to $1.47 for the fourth quarter of 2021 primarily due to organic growth within the business, lower interest expense, lower effective tax rate, and a lower average share count.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $188.6 million for the fourth quarter of 2021, down 24.2%. Capital expenditures were $85.3 million for the fourth quarter of 2021, up 17.8%. Free cash flow was $103.3 million for the fourth quarter of 2021, down 41.5% primarily due to a payment to settle the litigation associated with our remote imagery business. See "Non-GAAP reconciliations" below for a reconciliation to the nearest GAAP measure.

Dividend

On December 31, 2021, we paid a cash dividend of 29 cents per share of common stock issued and outstanding to the holders of record as of December 15, 2021.

On February 16, 2022, our Board of Directors approved a 6.9% increase in our cash dividend to 31 cents per share of common stock issued and outstanding, payable on March 31, 2022, to holders of record as of March 15, 2022.

Share Repurchases

Including the accelerated share repurchase (ASR) settled in the fourth quarter of 2021, we repurchased approximately 352 thousand shares at an average price of $212.82 per share, for a total cost of $75.0 million for the fourth quarter of 2021. On December 31, 2021, we had $603.8 million remaining under our share repurchase authorization. On February 16, 2022, our Board of Directors approved an additional authorization of $1.0 billion.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, February 23, 2022, at 8:30 a.m. EST (5:30 a.m. PT, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #4948029.

About Verisk

We (Nasdaq:VRSK) provide predictive analytics and decision support solutions to customers in the insurance, energy and specialized markets, and financial services industries. More than 70 percent of the FORTUNE 100 uses our advanced technologies to manage risks, make better decisions and improve operating efficiency. Our analytic solutions address insurance underwriting and claims, fraud, regulatory compliance, natural resources, catastrophes, economic forecasting, geopolitical risks, as well as environmental, social, and governance (ESG) matters. Celebrating our 50th anniversary, we continue to make the world better, safer, and stronger, and foster an inclusive and diverse culture where all team members feel they belong. With more than 100 offices in nearly 35 countries, we consistently earn certification by Great Place to Work®. For more, please visit our website at www.verisk.com or follow our social media profiles on LinkedIn, Twitter, Facebook, and YouTube.

Contact:

Investor Relations

Stacey Brodbar

Head of Investor Relations

Verisk

201-469-4327

IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2021 and 2020

	2021	2020
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$280.3	$218.8
Accounts receivable, net	446.3	432.4
Prepaid expenses	102.6	81.2
Income taxes receivable	36.7	25.4
Other current assets	36.7	36.4
Total current assets	902.6	794.2
Noncurrent assets:
Fixed assets, net	658.2	632.3
Operating lease right-of-use assets, net	253.1	267.6
Intangible assets, net	1,225.9	1,384.8
Goodwill	4,331.2	4,108.1
Deferred income tax assets	6.6	9.1
Other noncurrent assets	430.5	365.7
Total assets	$7,808.1	$7,561.8

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$320.7	$407.3
Short-term debt and current portion of long-term debt	971.3	514.3
Deferred revenues	501.0	466.7
Operating lease liabilities	41.2	38.7
Income taxes payable	9.0	3.8
Total current liabilities	1,843.2	1,430.8
Noncurrent liabilities:
Long-term debt	2,342.8	2,699.6
Deferred income tax liabilities	470.5	396.9
Operating lease liabilities	254.7	271.6
Other noncurrent liabilities	54.4	64.7
Total liabilities	4,965.6	4,863.6
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 161,651,639 and 162,817,526 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,608.7	2,490.9
Treasury stock, at cost, 382,351,399 and 381,185,512 shares, respectively	(4,638.1)	(4,179.3)
Retained earnings	5,240.4	4,762.2
Accumulated other comprehensive losses	(394.6)	(375.7)
Total Verisk stockholders' equity	2,816.5	2,698.2
Noncontrolling interests	26.0	—
Total stockholders’ equity	2,842.5	2,698.2
Total liabilities and stockholders’ equity	$7,808.1	$7,561.8

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2021 and 2020

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in millions, except for share and per share data)
Revenues	$766.0	$713.3	$2,998.6	$2,784.6
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	265.2	260.5	1057.8	993.9
Selling, general and administrative	76.4	109.0	422.7	413.9
Depreciation and amortization of fixed assets	53.0	50.8	206.9	192.2
Amortization of intangible assets	43.6	42.3	176.7	165.9
Other operating loss (income)	134.0	—	134.0	(19.4)
Total operating expenses	572.2	462.6	1,998.1	1,746.5
Operating income	193.8	250.7	1,000.5	1,038.1
Other income (expense):
Investment income (loss) and others, net	0.6	0.7	1.9	(2.4)
Interest expense	(30.2)	(35.4)	(127.0)	(138.2)
Total other expense, net	(29.6)	(34.7)	(125.1)	(140.6)
Income before income taxes	164.2	216.0	875.4	897.5
Provision for income taxes	(22.4)	(39.8)	(209.1)	(184.8)
Net income	141.8	176.2	666.3	712.7
Less: Net loss (income) attributable to noncontrolling interests	0.1	—	(0.1)	—
Net income attributable to Verisk	$141.9	$176.2	$666.2	$712.7
Basic net income per share attributable to Verisk	$0.88	$1.08	$4.12	$4.38
Diluted net income per share attributable to Verisk	$0.87	$1.07	$4.08	$4.31
Weighted average shares outstanding:
Basic	161,349,619	162,673,926	161,841,441	162,610,586
Diluted	163,079,591	164,723,137	163,338,909	165,320,709

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2021 and 2020

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in millions)
Cash flows from operating activities:
Net income	$141.8	$176.2	$666.3	$712.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	53.0	50.8	206.9	192.2
Amortization of intangible assets	43.6	42.3	176.7	165.9
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.3	0.5	1.4	1.8
Provision for doubtful accounts	4.7	6.3	17.7	13.1
Gain on sale of assets	—	—	—	(19.4)
Stock-based compensation expense	8.3	8.5	55.7	47.6
Impairment of long-lived assets	134.0	—	134.0	—
Deferred income taxes	15.9	20.2	49.8	31.1
Loss on disposal of fixed assets, net	0.3	0.1	0.4	0.6
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	19.2	5.4	(29.7)	1.8
Prepaid expenses and other assets	(6.1)	(4.4)	(33.6)	(66.5)
Operating lease right-of-use assets, net	10.4	14.5	41.3	43.1
Income taxes	(17.2)	(3.8)	(5.7)	(0.5)
Acquisition-related liabilities	—	(13.6)	—	(77.0)
Accounts payable and accrued liabilities	(110.0)	36.4	(80.8)	24.3
Deferred revenues	(84.1)	(73.1)	32.4	21.2
Operating lease liabilities	(10.3)	(13.0)	(41.3)	(29.6)
Other liabilities	(15.2)	(4.4)	(35.8)	5.8
Net cash provided by operating activities	188.6	248.9	1,155.7	1,068.2
Cash flows from investing activities:
Acquisitions and purchase of controlling interest, net of cash acquired of $3.6 and $5.9; and $9.3 and $11.1, respectively	(240.4)	(123.9)	(289.8)	(275.8)
Proceeds from sale of assets	—	—	—	23.1
Investments in nonpublic companies	(2.5)	(31.0)	(23.6)	(94.8)
Escrow funding associated with acquisitions	(2.0)	(1.3)	(9.2)	(9.3)
Capital expenditures	(85.3)	(72.4)	(268.4)	(246.8)
Payment of contingent liability related to acquisitions	—	—	(1.2)	—
Other investing activities, net	(0.6)	(2.5)	0.2	7.8
Net cash used in investing activities	(330.8)	(231.1)	(592.0)	(595.8)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in millions)
Cash flows from financing activities:
Proceeds from (repayment of) short-term debt, net	205.0	50.0	560.0	(445.0)
Repayments of current portion of long-term debt	—	—	(450.0)	—
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	—	—	494.8
Proceeds from issuance of short-term debt with original maturities greater than three months	—	—	—	20.0
Repayment of short-term debt with original maturities greater than three months	—	—	—	(20.0)
Payment of debt issuance costs	—	—	—	(5.7)
Repurchases of common stock	(75.0)	(50.0)	(475.0)	(348.8)
Net share settlement of taxes from restricted stock and performance share awards	(0.6)	(0.6)	(11.8)	(4.1)
Payment of contingent liability related to acquisitions	—	—	—	(34.2)
Proceeds from stock options exercised	39.4	19.7	84.3	88.0
Dividends paid	(47.2)	(44.0)	(188.2)	(175.8)
Other financing activities, net	(3.4)	(1.4)	(18.2)	(14.4)
Net cash provided by (used in) financing activities	118.2	(26.3)	(498.9)	(445.2)
Effect of exchange rate changes	2.2	5.5	(3.3)	6.7
Net (decrease) increase in cash and cash equivalents, including cash classified within current assets held for sale	(21.8)	(3.0)	61.5	33.9
Increase in cash classified within current assets held for sale	—	—	—	0.3
(Decrease) increase in cash and cash equivalents	(21.8)	(3.0)	61.5	34.2
Cash and cash equivalents, beginning of period	302.1	221.8	218.8	184.6
Cash and cash equivalents, end of period	$280.3	$218.8	$280.3	$218.8
Supplemental disclosures:
Income taxes paid	$30.3	$23.7	$175.0	$156.5
Interest paid	$38.1	$51.4	$129.0	$134.3
Noncash investing and financing activities:
Deferred tax liability established on date of acquisitions	$15.5	$11.2	$21.0	$13.0
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$—	$—	$—
Finance lease additions, net of disposals	$2.5	$5.5	$7.0	$30.9
Operating lease additions, net of terminations	$1.4	$40.3	$22.4	$87.8
Tenant improvements included in Operating lease right-of-use assets, net	$—	$(0.1)	$—	$—
Gain on sale of assets included in other current and long-term assets	$—	$(3.5)	$—	$—
Fixed assets included in accounts payable and accrued liabilities	$(5.2)	$(0.3)	$5.3	$0.8
Noncash contribution of assets for a nonpublic company	$—	$—	$—	$65.9

Non-GAAP Reconciliations

Consolidated Adjusted EBITDA Reconciliation

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021		2020		2021		2020
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$141.8	18.5%	$176.2	24.7%	$666.3	22.2%	$712.7	25.6%
Depreciation and amortization of fixed assets	53.0	6.9	50.8	7.1	206.9	6.9	192.2	6.9
Amortization of intangible assets	43.6	5.7	42.3	5.9	176.7	5.9	165.9	6.0
Interest expense	30.2	4.0	35.4	5.0	127.0	4.2	138.2	5.0
Provision for income taxes	22.4	2.9	39.8	5.6	209.1	7.0	184.8	6.6
EBITDA	291.0	38.0	344.5	48.3	1,386.0	46.2	1,393.8	50.1
Impairment loss	134.0	17.5	—	—	134.0	4.5	—	—
Litigation reserve	(50.0)	(6.5)	—	—	(50.0)	(1.7)	—	—
Acquisition-related costs (earn-outs)	—	—	(0.5)	(0.1)	0.1	—	2.1	0.1
Gain from dispositions	—	—	—	—	—	—	(19.4)	(0.8)
Adjusted EBITDA	375.0	49.0	344.0	48.2	1,470.1	49.0	1,376.5	49.4
Adjusted EBITDA from acquisitions and dispositions	(3.4)	(0.5)	1.0	0.2	(16.5)	(0.5)	4.0	0.2
Organic adjusted EBITDA	371.6	48.5	$345.0	48.4	1,453.6	48.5	$1,380.5	49.6

Segment Results Summary and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$563.4	$164.5	$38.1	$516.9	$158.3	$38.1
Revenues from acquisitions and dispositions	(13.8)	(1.4)	—	(0.7)	—	—
Organic revenues	$549.6	$163.1	$38.1	$516.2	$158.3	$38.1

EBITDA	$354.5	$59.5	$(123.0)	$282.7	$51.7	$10.1
Impairment loss	—	—	134.0	—	—	—
Litigation reserve	(50.0)	—	—	—	—	—
Acquisition-related costs (earn-outs)	—	—	—	(0.5)	—	—
Adjusted EBITDA	304.5	59.5	11.0	282.2	51.7	10.1
Adjusted EBITDA from acquisitions and dispositions	(3.5)	0.1	—	0.4	—	0.6
Organic adjusted EBITDA	$301.0	$59.6	$11.0	$282.6	$51.7	$10.7

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$2,206.9	$648.9	$142.8	$2,008.7	$619.2	$156.7
Revenues from acquisitions and dispositions	(58.5)	(2.9)	—	(6.2)	—	(1.4)
Organic revenues	$2,148.4	$646.0	$142.8	$2,002.5	$619.2	$155.3

EBITDA	$1,265.7	$231.3	$(111.0)	$1,131.0	$215.1	$47.7
Impairment loss	—	—	134.0	—	—	—
Litigation reserve	(50.0)	—	—	—	—	—
Acquisition-related costs (earn-outs)	0.1	—	—	2.1	—	—
Gain from dispositions	—	—	—	(15.9)	—	(3.5)
Adjusted EBITDA	1,215.8	231.3	23.0	1,117.2	215.1	44.2
Adjusted EBITDA from acquisitions and dispositions	(18.2)	1.7	—	4.1	—	(0.1)
Organic adjusted EBITDA	$1,197.6	$233.0	$23.0	$1,121.3	$215.1	$44.1

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	62.9%	36.2%	(322.5)%	54.7%	32.6%	26.6%
Impairment loss	—	—	351.4	—	—	—
Litigation reserve	(8.8)	—	—	—	—	—
Acquisition-related costs (earn-outs)	—	—	—	(0.1)	—	—
Adjusted EBITDA margin	54.1	36.2	28.9	54.6	32.6	26.6

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	57.4%	35.6%	(77.7)%	56.3%	34.7%	30.4%
Impairment loss	—	—	93.8	—	—	—
Litigation reserve	(2.3)	—	—	—	—	—
Acquisition-related costs (earn-outs)	—	—	—	0.1	—	—
Gain from dispositions	—	—	—	(0.8)	—	(2.2)
Adjusted EBITDA margin	55.1	35.6	16.1	55.6	34.7	28.2

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating expenses	$572.2	$462.6	$1,998.1	$1,746.5
Depreciation and amortization of fixed assets	(53.0)	(50.8)	(206.9)	(192.2)
Amortization of intangible assets	(43.6)	(42.3)	(176.7)	(165.9)
Investment (income) loss and others, net	(0.6)	(0.7)	(1.9)	2.4
Litigation reserve	50.0	—	50.0	—
Acquisition-related costs (earn-outs)	—	0.5	(0.1)	(2.1)
Impairment loss	(134.0)	—	(134.0)	—
Gain from dispositions	—	—	—	19.4
Adjusted EBITDA expenses	$391.0	$369.3	$1,528.5	$1,408.1

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income	$141.8	$176.2	$666.3	$712.7
plus: Amortization of intangibles	43.6	42.3	176.7	165.9
less: Income tax effect on amortization of intangibles	(9.6)	(9.3)	(38.8)	(36.5)
less: Litigation reserve	(50.0)	—	(50.0)	—
plus: Income tax effect on litigation reserve	12.6	—	12.6	—
plus: Acquisition-related costs and interest expense (earn-outs)	—	(0.5)	0.1	2.1
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	—	0.1	—	(0.5)
plus: Impairment loss	134.0	—	134.0	—
less: Income tax effect on impairment loss	(32.8)	—	(32.8)	—
less: Gain from dispositions	—	—	—	(19.4)
plus: Income tax on effect on gain from dispositions	—	—	—	9.6
Adjusted net income	$239.6	$208.8	$868.1	$833.9

Diluted EPS attributable to Verisk	$0.87	$1.07	$4.08	$4.31
Diluted adjusted EPS	$1.47	$1.27	$5.31	$5.04

Weighted-average diluted shares outstanding	163.1	164.7	163.3	165.3

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	Change	2021	2020	Change
Net cash provided by operating activities	$188.6	$248.9	(24.2)%	$1,155.7	$1,068.2	8.2%
Capital expenditures	(85.3)	(72.4)	17.8	(268.4)	(246.8)	8.8
Free cash flow	$103.3	$176.5	(41.5)	$887.3	$821.4	8.0